SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                                   FORM 8-K

              Current Report Pursuant to Section 13 or 15(d) of
                     The Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported)   September 14, 1998
                                                        --------------------

                            PS Partners, Ltd.
                    ------------------------------------
            (Exact name of registrant as specified in its charter)

         California                   0-11186             95-3729108
         ----------                   -------             ----------
    (State or other juris-          (Commission         (IRS Employer
    diction of incorporation)       File Number)      Identification No.)

      701 Western Avenue, Glendale, California             91203-1241
      -------------------------------------------------    ----------
          (Address of principal executive office)          (Zip Code)

      Registrant's telephone number, including area code  (818) 244-8080
                                                          --------------

                                   N/A
                                  -----
        (Former name or former address, if changed since last report)

Item 5.  Other Events
         ------------

         On September 14, 1998, Public Storage, Inc. ("PSI"), through a wholly-owned subsidiary, acquired all of the 20,018 units of limited partnership interest ("Units") in PS Partners, Ltd. (the "Partnership") that were not previously owned by PSI. PSI's acquisition of the 20,018 Units was accomplished through the merger of PS Partners Merger Co., Inc., a wholly-owned, second tier subsidiary of PSI, into the Partnership. In the merger, the 20,018 Units were converted into an aggregate of approximately (i) 316,595 shares of PSI common stock (at the rate of 28.231 shares of PSI common stock per Unit) and (ii) $6,276,539 in cash (at the rate of $713 per Unit). The amounts set forth above exclude, in each case, a cash distribution of $9.38 per Unit. As a result of the merger, (i) PSI, through a wholly-owned subsidiary, owns all of the 66,000 Units in the Partnership and (ii) PSI and B. Wayne Hughes retain their general partner interests in the Partnership, and the Partnership remains in existence.

Item 7.  Financial Statements and Exhibits
         ---------------------------------

         (c)  Exhibits.

         (2) Agreement and Plan of Reorganization by and among Public Storage, Inc., PS Partners Merger Co., Inc. and PS Partners, Ltd. dated as of July 14, 1998. Filed as Exhibit 2 to the Partnership's Current Report on Form 8-K dated July 14, 1998 and incorporated herein by reference.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      PS PARTNERS, LTD.

                                      By: PUBLIC STORAGE, INC.,
                                          General Partner


                                          By: /S/ DAVID GOLDBERG
                                              -------------------
                                              David Goldberg
                                              Senior Vice President

Date:  September 18, 1998